Exhibit 99.10

RALEIGH WIND POWER PARTNERSHIP
CONDENSED BALANCE SHEETS (UNAUDITED)

		As of June 30, 2015	As of December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	CDN	$280,087	$314,023
Restricted cash		6,294,466	3,595,607
Accounts receivable		2,285,201	4,077,166
Prepaid expenses		125,535	93,086
Total current assets		8,985,289	8,079,882

LONG-TERM ASSETS:
Property, plant and equipment - net		160,932,359	164,867,672
Restricted cash		9,125,615	9,327,082
Long-term inventory		442,219	447,776
Capitalized finance costs - net		4,945,668	5,118,523
Total long-term assets		175,445,861	179,761,053
TOTAL	CDN	$184,431,150	$187,840,935

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	CDN	$39,392	$51,233
Accounts payable - related parties		216,737	398,887
Current portion of long-term debt		6,936,730	6,748,325
Other liabilities and accrued expenses		515,688	775,191
Total current liabilities		7,708,547	7,973,636

LONG-TERM LIABILITIES:
Long-term debt		136,740,708	141,115,373
Asset retirement obligation		1,461,501	1,413,462
Total long-term liabilities		138,202,209	142,528,835
Total liabilities		145,910,756	150,502,471

COMMITMENTS AND CONTINGENCIES (See Note 5)		—	—

PARTNERS' EQUITY		38,520,394	37,338,464

TOTAL	CDN	$184,431,150	$187,840,935

See notes to Condensed Financial Statements (Unaudited)

RALEIGH WIND POWER PARTNERSHIP
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

		For the Six Months Ended June 30,
		2015	2014
OPERATING REVENUES	CDN	$15,971,796	$17,502,589

OPERATING EXPENSES:
Plant operating and maintenance expense		1,917,939	1,577,531
Depreciation and accretion expense		3,983,352	3,970,691
General and administrative expense		164,904	199,351
Taxes (other than income taxes)		114,673	120,670
Total operating expenses		6,180,868	5,868,243

INCOME FROM OPERATIONS		9,790,928	11,634,346

OTHER INCOME (EXPENSE):
Interest expense		(5,481,475)	(5,685,254)
Other - net		(23,047)	(16,064)
Total other expense		(5,504,522)	(5,701,318)

NET INCOME	CDN	$4,286,406	$5,933,028

See notes to Condensed Financial Statements (Unaudited)

RALEIGH WIND POWER PARTNERSHIP
CONDENSED STATEMENT OF PARTNERS' EQUITY (UNAUDITED)

		For the Six Months Ended June 30,
		2015	2014
PARTNERS' EQUITY - January 1	CDN	$37,338,464	$37,855,944

Capital distributions		(3,104,476)	(1,327,236)

Net income		4,286,406	5,933,028

PARTNERS' EQUITY - June 30	CDN	$38,520,394	$42,461,736

See notes to Condensed Financial Statements (Unaudited)

RALEIGH WIND POWER PARTNERSHIP
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

		For Six Months Ended June 30,
		2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	CDN	$4,286,406	$5,933,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion expense		3,983,352	3,970,691
Amortization of capitalized finance costs		172,855	172,855
Changes in assets and liabilities:
Accounts receivable		1,791,965	1,675,157
Prepaid expenses		(32,449)	(17,035)
Long-term inventory		5,557	14,248
Accounts payable		(11,841)	(8,545)
Accounts payable - related parties		(182,150)	39,060
Other liabilities and accrued expenses		(259,503)	(942,513)
Net cash provided by operating activities		9,754,192	10,836,946

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash		(2,497,392)	(5,433,697)
Net cash used in investing activities		(2,497,392)	(5,433,697)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayments		(4,186,260)	(4,017,832)
Capital distributions		(3,104,476)	(1,327,236)
Net cash used in financing activities		(7,290,736)	(5,345,068)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS		(33,936)	58,181

CASH AND CASH EQUIVALENTS - Beginning of year		314,023	115,580

CASH AND CASH EQUIVALENTS - End of period	CDN	$280,087	$173,761

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the period for interest	CDN	$5,287,337	$5,512,399

See notes to Condensed Financial Statements (Unaudited)

RALEIGH WIND POWER PARTNERSHIP

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.	DESCRIPTION OF BUSINESS

Raleigh Wind Power Partnership, an Ontario limited partnership (the “Company”), was formed on September 2, 2008. The purpose of the Company is to own, operate and maintain the Raleigh Wind Energy Centre (the “Project”), located in Chatham, Ontario.

The Project is a 78 megawatt (“MW”) electricity generating facility with 52 wind turbine generator units. The Project commenced commercial operations in January 2011.

The Company has two limited partners, a third-party investor (“Investor”) which owns 49 partnership units and Invenergy Green LP (“IGLP), which owns 51 partnership units of the Company, together (the “Limited Partners”). The general partner, Invenergy Canada Wind 1 Limited (“General Partner” and “ICW1”), owns one partnership unit of the Company.

Partners’ equity of $38.5 million and $37.3 million was allocated $22.6 million and $22.0 million to the Investor, $15.5 million and $14.9 million to IGLP and $0.4 million and $0.4 million to ICW1 as of June 30, 2015, and December 31, 2014, respectively.

Net income, or loss, and distributable cash of the Company are allocated to the General Partner and to the Limited Partners according to their pro-rata share of partnership units.

On June 30, 2015, Invenergy Wind Canada Green Holdings LLC, an affiliate of the Company, entered into a Raleigh Asset Purchase and Sale Agreement (the “PSA”) with a third party to sell all assets of the Company. The sale is expected to close by the end of 2015.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying unaudited condensed financial statements of the Company include all adjustments (consisting of normal, recurring items) necessary to present fairly its financial position and results of operations and cash flows for the periods presented. The Company has presented the condensed financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, the condensed financial statements do not include all the information and disclosures required by GAAP for complete financial statements. The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes there included in the annual financial statements for the fiscal year ended December 31, 2014.

Subsequent events were evaluated through August 17, 2015, the date the condensed financial statements were available to be issued.

Management Estimates

The preparation of condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an update to accounting for revenue recognition, which provides a universal method for recognizing revenue. The guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance is effective for annual reporting periods beginning after December 15, 2018, and will be applied retrospectively to all prior periods presented or apply the requirements in the year of adoption, through a cumulative adjustment. Early adoption is permitted for the year ending December 31, 2017. The Company is currently evaluating the potential impact of the adoption of this revised accounting guidance on its revenue recognition policy.

In February 2015, the FASB issued updated guidance which amends consolidation guidance by including changes to the variable and voting interest models used by entities to evaluate whether an entity should be consolidated. The guidance is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the potential impact of the updated guidance on the condensed balance sheets, statements of operations and statements of cash flows.

In April 2015, the FASB issued an update to the guidance of interest on simplifying the presentation of debt issuance costs, which requires debt issuance costs related to a recognized debt liability to be presented on the condensed balance sheet as a direct deduction from the debt liability. The guidance is effective for annual reporting periods beginning after December 15, 2015. The Company is evaluating the potential impact of the updated guidance on the condensed balance sheet.

3.	PROPERTY, PLANT AND EQUIPMENT - NET

Property, plant and equipment - net, consisted of the following:

	June 30, 2015	December 31, 2014
Land	$15,657,950	$15,657,950
Plant	178,608,349	178,608,349
Other property and equipment	1,366,290	1,366,290
Subtotal	195,632,589	195,632,589
Less accumulated depreciation	(34,700,230)	(30,764,917)
Property, plant and equipment - net	$160,932,359	$164,867,672

The Company recorded $3,935,313 and $3,925,709 of depreciation expense for the six months ended June 30, 2015, and 2014, respectively, on the condensed statements of operations.

4.	DEBT

On January 15, 2010, the Company entered into a credit agreement to provide term loan financing and letters of credit. The term loan financing is comprised of two tranches; a term loan (“Tranche A”) and an accordion loan (“Tranche B”). Tranche A and B will mature on June 30, 2030, and December 31, 2020, respectively. Tranche A bears interest at a fixed rate of 7.125% and Tranche B bears interest at a fixed rate of 6.208%. The credit agreement contains provisions which prevent the distribution of available cash if there is an event of default or specified financial ratios are not met during a payment period. No such restrictions exist as of June 30, 2015. The credit agreement is secured by the Project assets.

The fair value of debt, including the current portion, is estimated by calculating the present value of the future principal and interest payments based on projections of the Canadian Government Bond yields over the expected remaining life of the debt and market-adjusted estimates of credit risk.

The carrying values and fair values of the debt obligations are summarized in the tables below:

	June 30, 2015
Debt Obligation	Carrying Value	Fair Value
Fixed Rate Loan (Tranche A and B)	$143,677,438	$187,015,598

	December 31, 2014
Debt Obligation	Carrying Value	Fair Value
Fixed Rate Loan (Tranche A and B)	$147,863,698	$188,733,000

5.	COMMITMENTS AND CONTINGENCIES

The Company leases land used by the Project under various operating lease agreements expiring on various dates through 2032. Some of the lease agreements include contingent rent payments based on a predetermined percentage of operating revenues of the Project.

The Company recorded $583,362 and $490,098 of total lease expense, of which $107,830 and $107,830 represented minimum rent and $475,532 and $382,268 represented contingent rent payments for the six months ended June 30, 2015, and 2014, respectively.

The Company had available letter of credit lines totaling $1,950,000, of which $1,950,00 letters of credit were issued as of June 30, 2015, and December 31, 2014. The letters of credit provide security for obligations under Project-related contracts.

6.	RELATED PARTY TRANSACTIONS

The Company is counterparty to a Facility Management Agreement (“Agreement”) with Invenergy Services Canada ULC (“Services”). The Agreement calls for a fixed monthly administration fee which includes home office labor and out-of-pocket expenses of $14,000, escalating annually for Consumer Price Index (“CPI”). Under the Agreement, Services shall also be reimbursed for direct operating expenses, including facility labor. Additionally, the Agreement calls for a semi-annual management fee of $81,000, escalating annually for CPI. The Company recorded $618,266 and $515,533 of such related party transactions for the six months ended June 30, 2015, and 2014, respectively, on the condensed statements of operations.

Some third-party invoices are paid by Services or other related affiliates on behalf of the Company. Such invoices are billed to the Company and reimbursed at cost.

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